UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 16, 2006

                    ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

DELAWARE                            001-14995                      13-4056901
--------                            ---------                      ----------
(STATE OR OTHER JURISDICTION)      (COMMISSION                  (I.R.S. EMPLOYER
OF INCORPORATION)                  FILE NUMBER)                  IDENTIFICATION)

             2180 STATE ROAD 434 WEST, SUITE 4150 LONGWOOD FL 32779
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (407) 682-5051
                                                           --------------

                                       N/A
                                       ---

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

      The Registrant ("Company"), on February 16, 2006, entered into an Agreement and Plan of Merger (the "Agreement") by and among the Company, First Advantage Corporation ("First Advantage") and Accufacts Acquisition LLC ("Accufacts Acquisition"), a wholly-owned subsidiary of First Advantage, wherein the Board of Directors of the Company agreed with the recommendation of the Special Committee of the Board, to approve the Agreement and Plan of Merger wherein Accufacts Acquisition would purchase the common shares of the Company from the stockholders of the Company for cash consideration of $.75 per share.

      Additionally, as a part of the transaction contemplated by the Agreement, the Company agreed to pay Mr. Philip Luizzo, the Company's Chief Executive Officer, President and majority shareholder the sum of $1.1 million as a result of a change of control provision in his employment agreement with the Company. The payment is to be made on the completion of the contemplated transaction. First Advantage has also agreed to enter into an employment agreement with Mr. Luizzo effective immediately following the closing of the merger transaction.

      The Agreement which contemplates a closing on or before June 30, 2006 is subject to majority approval of shareholders of the Company, provides for the right of appraisal for dissenting shareholders under Delaware law and is subject to customary closing conditions. Additionally, the Agreement contains a provision that in the event that either the Company's Board or Special Committee withdraws approval of the transaction contemplated by the Agreement or the Company receives and accepts a superior proposal, as determined by the board of directors prior to completion of the transaction, the Company will be responsible to reimburse First Advantage up to $100,000 in costs incurred. Further in the event the Company's Board accepts a superior proposal, the Company will be obligated to pay First Advantage a termination fee of $900,000. The Agreement also provides that the Company may under certain circumstances be reimbursed up to $100,000 for its costs and expenses in the event First Advantage elects to terminate the Agreement.

      The Company further agreed to call a special meeting of stockholders and file a proxy statement with the Securities and Exchange Commission in order to obtain shareholder approval of the Agreement.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

      10.8 Agreement and Plan of Merger between the Company, First Advantage Corporation and Accufacts Acquisition LLC dated February 16, 2006.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  Longwood, Florida
       February 21, 2006

                                     Accufacts Pre-Employment Screening, Inc.


                                     By: /s/ Philip Luizzo
                                         --------------------------
                                         Philip Luizzo
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER